UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2026

Lionsgate Studios Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-42635	N/A
(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

Registrant’s telephone number, including area code: (877) 848-3866

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	LION	New York Stock Exchange
Rights to Purchase Common Shares	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2026, Lionsgate Studios Corp. (the “Company”) entered into a Governance, Standstill and Voting Agreement (the “Standstill Agreement”) with Liberty 77 Capital L.P., a Delaware limited partnership, Liberty 77 Fund L.P., a Cayman Islands exempted limited partnership, and Liberty 77 Fund International L.P., a Cayman Islands exempted limited partnership (each, a “Liberty Party,” and together, the “Liberty Parties”), and MHR Fund Management, LLC and affiliated funds (together, “MHR Fund Management”).

The Standstill Agreement provides that the Company will appoint Steven T. Mnuchin as a Liberty Party designated director (the “New Liberty Director”) to the Company’s Board of Directors (the “Board”), effective as of January 26, 2026, and will include Mr. Mnuchin on its slate of director nominees at the next annual meeting of shareholders and any subsequent annual meetings of shareholders, so long as the Liberty Parties continue to beneficially own at least five percent (5%) of the Company’s outstanding common shares and Mr. Mnuchin continues to satisfy all applicable nomination requirements under the Company’s governance documents and applicable law.

The Standstill Agreement requires each of the Liberty Parties and MHR Fund Management to vote all of the Company’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective nominees to the Board, subject to certain exceptions set forth in the Standstill Agreement.

The Standstill Agreement further provides that, for the period beginning on the date of the agreement and continuing until the one-year anniversary of the date that any New Liberty Director that is appointed in accordance with the Standstill Agreement is not serving on the Board, none of the Liberty Parties and MHR Fund Management will engage in customary standstill actions, including increasing their ownership in the Company above 17.5%, making unsolicited proposals, launching proxy contests, forming groups, or otherwise participating in activities that could challenge or circumvent the Company’s governance structure. The Standstill Agreement also includes customary transfer restrictions, limitations on derivative or hedging transactions, and prohibitions on certain coordinated actions, and provides for the automatic termination of these restrictions in certain circumstances, including the Company’s entry into a definitive agreement for extraordinary transactions described in the Standstill Agreement.

The Standstill Agreement also provides the Liberty Parties with pre-emptive rights and registration rights, in each case, consistent with the rights included in that certain Investor Rights Agreement, dated as of May 6, 2025, by and among the Company, MHR Fund Management, Liberty Global Ventures Limited and Liberty Global LTD. (collectively, “Liberty Global”) and those certain Registration Rights Agreements with each of MHR Fund Management and Liberty Global, dated as of May 6, 2025, respectively, as well as certain “most favored nations” provisions to both the Liberty Parties and the Mammoth Parties that terminate once the parties own less than 20,000,000 of the Company’s common shares.

The summary of the Standstill Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Standstill Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 26, 2026, the Board has appointed Mr. Mnuchin to serve as a member of the Board. The Board has determined that Mr. Mnuchin qualifies as an “independent” director of the Company under the New York Stock Exchange listing standards.

With the appointment of Mr. Mnuchin, there are eleven (11) directors on the Board. Mr. Mnuchin has not yet been appointed to serve as a member of any Board committee. The Company expects that the appointment of Mr. Mnuchin will contribute to the oversight and governance of the Company and does not expect the appointment to result in any material change to the business, operations or affairs of the Company or its subsidiaries.

Mr. Mnuchin is the Managing Partner of Liberty Strategic Capital, a Washington, DC-based private equity firm focused on strategic investments in technology, financial services and fintech, and new forms of content.

Prior to founding Liberty Strategic Capital, Mr. Mnuchin served as the 77th Secretary of the Treasury from February 2017 through January 2021. As Secretary, Mr. Mnuchin was responsible for leading the U.S. Treasury, whose mission is to maintain a strong economy, foster economic growth, and create job opportunities by promoting the conditions that enable prosperity at home and abroad. He was also responsible for strengthening national security by combating economic threats and protecting the U.S. financial system, as well as managing the U.S. government’s finances. Mr. Mnuchin also oversaw cybersecurity for the financial services sector and all Treasury bureaus including the IRS. Secretary Mnuchin played a pivotal role in shaping and advancing the President’s economic agenda, including the passage and implementation of the Tax Cuts and Jobs Act and the CARES Act. He also led the Treasury Department’s regulatory reform efforts. Secretary Mnuchin was chair of the Committee on Foreign Investment in the United States (CFIUS) and was a member of the National Security Council. He was responsible for using economic tools to combat terrorist financing and other threats to the United States and its allies.

Prior to his confirmation, he served as Founder, Chairman, and Chief Executive Officer of Dune Capital Management. He founded OneWest Bank Group LLC and served as its Chairman and Chief Executive Officer until its sale to CIT Group Inc. Earlier in his career, Mr. Mnuchin worked at The Goldman Sachs Group, Inc., where he was a Partner and served as Chief Information Officer, with responsibility for the firm’s global information and technology strategy and operations. He has extensive experience in global financial markets and investments.

In connection with his appointment, Mr. Mnuchin entered into the Standstill Agreement, the summary of which is set forth in Item 1.01 above.

Except as disclosed herein, there are no arrangements or understandings pursuant to which Mr. Mnuchin was appointed as a director. There are no family relationships among any of the Company’s directors, executive officers and Mr. Mnuchin. Moreover, except as disclosed herein, there are no related party transactions between the Company and Mr. Mnuchin reportable under Item 404(a) of Regulation S-K.

Mr. Mnuchin will participate in the current director compensation arrangements applicable to non-employee directors.

Item 8.01.	Other Events.

On January 26, 2026, the Company issued a press release announcing the appointment of Mr. Mnuchin to the Board. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Governance, Standstill and Voting Agreement dated as of January 26, 2026 by and among (A) Liberty 77 Capital L.P., a Delaware limited partnership, Liberty 77 Fund L.P., a Cayman Islands exempted limited partnership and Liberty 77 Fund International L.P., a Cayman Islands exempted limited partnership, (B) MHR Fund Management LLC, a Delaware limited liability company and the affiliated funds, and (C) Lionsgate Studios Corp., a British Columbia corporation.

99.1	Press Release dated January 26, 2026

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2026	LIONSGATE STUDIOS CORP.

	By:	/s/ James W. Barge
	Name:	James W. Barge
	Title:	Chief Financial Officer